Exhibit 99.1

REATA PHARMACEUTICALS, INC. ANNOUNCES FIRST QUARTER 2022 FINANCIAL RESULTS AND PROVIDES AN UPDATE ON CLINICAL DEVELOPMENT PROGRAMS

COMPLETED ROLLING SUBMISSION OF NDA FOR OMAVELOXOLONE FOR TREATMENT OF PATIENTS WITH FRIEDREICH’S ATAXIA; ACTIVELY PREPARING FOR COMMERCIAL LAUNCH

UPDATES OUTCOME OF TYPE A MEETING WITH THE FDA ON THE PROTOCOL AMENDMENT FOR FALCON; FDA CONFIRMS WEEK 108 AS PRIMARY ENDPOINT

REAFFIRMS CASH RUNWAY THROUGH END OF 2024

CONFERENCE CALL WITH MANAGEMENT ON MAY 10, 2022, AT 8:30 A.M. ET

PLANO, Texas—May 10, 2022 (BUSINESS WIRE)—Reata Pharmaceuticals, Inc. (Nasdaq: RETA) (“Reata,” the company,” “our,” “us,” or “we”), a clinical-stage biopharmaceutical company, today announced financial results for the first quarter of 2022 and provided an update on the Company’s business operations and clinical development programs.

“We are pleased to have recently completed rolling submission of a New Drug Application (“NDA”) for omaveloxolone for the treatment of patients with Friedreich’s ataxia in the United States” said Warren Huff, Reata’s Chief Executive Officer. “Friedreich’s ataxia is a rare, genetic, debilitating, and degenerative neuromuscular disorder with no approved therapies, and we are looking forward to working with the U.S. Food and Drug Administration (“FDA”) on its review of our NDA throughout this year. If approved, we are preparing to be in a position to launch this important drug by early 2023.”

Recent Company Highlights

Neurology

Omaveloxolone in Patients with Friedreich’s Ataxia

The FDA has granted Fast Track Designation, Orphan Drug Designation, and Rare Pediatric Disease Designation to omaveloxolone for the treatment of Friedreich’s ataxia. In March 2022, we completed the rolling submission of an NDA to the FDA for omaveloxolone for the treatment of patients with Friedreich’s ataxia. This NDA is supported by the efficacy and safety data from the MOXIe Part 2 trial and additional supporting data from the MOXIe Part 1 and MOXIe Extension trials.

We have secured an agreement on our Pediatric Investigation Plan with the European Medicines Agency (“EMA”) Pediatric Committee, and we are continuing to complete the regulatory procedures and submissions required prior to filing a Marketing Authorization Application ("MAA") in Europe for approval for of omaveloxolone for the treatment of patients with Friedreich’s ataxia. We plan to submit an MAA to the EMA in the fourth quarter of 2022.

Chronic Kidney Disease

Bardoxolone Methyl in Autosomal Dominant Polycystic Kidney Disease

We are currently enrolling patients in FALCON, a Phase 3, international, multi-center, randomized, double-blind, placebo-controlled trial studying the safety and efficacy of bardoxolone methyl (“bardoxolone”) in patients with autosomal dominant polycystic kidney disease (“ADPKD”) randomized one-to-one to active drug or placebo. FALCON is enrolling patients in a broad range of ages with an estimated glomerular filtration rate ("eGFR") between 30 and 90 mL/min/1.73 m2. More than 550 patients are currently enrolled in the trial.

In the first quarter of 2022, we submitted a protocol amendment to the FALCON Phase 3 trial of bardoxolone in patients with ADPKD with the FDA and other relevant health authorities. We recently met with the FDA in a Type A meeting to discuss our protocol amendment. Based on the discussion during the meeting and the meeting minutes, the Division stated that the proposed primary endpoint of eGFR change from baseline at Week 108 (8 weeks after planned drug discontinuation at Week 100) was reasonable because bardoxolone’s acute pharmacodynamic effect on eGFR should be largely resolved. The FDA also confirmed that, if the FALCON trial is positive, it could support registration of bardoxolone in ADPKD.

First Quarter Financial Highlights

Cash and Cash Equivalents

On March 31, 2022 we had cash and cash equivalents of $532.0 million, as compared to $590.3 million on December 31, 2021.

GAAP and Non-GAAP Research and Development (“R&D”) Expenses

R&D expenses according to generally accepted accounting principles in the U.S. (“GAAP”) were$39.8 million for the first quarter of 2022, as compared to $34.9 million for the same period of the year prior. The increase is primarily due to personnel and personnel-related costs to support the product development activities.

Non-GAAP R&D expenses were $32.2 million for the first quarter of 2022, as compared to $28.1 million, for the same period of the year prior.1

GAAP and Non-GAAP General and Administrative (“G&A”) Expenses

GAAP G&A expenses were $24.8 million for the first quarter of 2022, as compared to$20.7 million, for the same period of the year prior. The increase is primarily due to rent expense related to the new headquarters building lease that commenced in December 2021.

Non-GAAP G&A expenses were $17.0 million for the first quarter of 2022, as compared to $12.8 million for the same period of the year prior.1

[1] See “Non-GAAP Financial Measures” below for a description of non-GAAP financial measures and a reconciliation between GAAP and non-GAAP R&D expenses, GAAP and non-GAAP G&A expenses, and GAAP and non-GAAP net loss, respectively, appearing later in the press release.

GAAP and Non-GAAP Net Loss

The GAAP net loss for the first quarter of 2022, was $73.8 million, or $2.03 per share, on both a basic and diluted basis, as compared to a GAAP net loss of $67.5 million, or$1.86 per share, on both a basic and diluted basis, for the same period of the year prior.

The non-GAAP net loss for first quarter of 2022, was $48.5 million, or $1.33 per share on both a basic and diluted basis, as compared to a non-GAAP net loss of $41.9 million, or $1.16 per share, on both a basic and diluted basis, for the same period of the year prior.1

Updated Cash Guidance

The Company reaffirms its existing cash and cash equivalents will be sufficient to enable it to fund operations through the end of 2024.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including non-GAAP R&D expenses, non-GAAP G&A expenses, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per common share – basic and diluted. These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies.

The Company defines non-GAAP R&D expenses as GAAP R&D expenses, which exclude stock-based compensation expense; non-GAAP G&A expenses as GAAP G&A expenses, which exclude stock-based compensation expense; non-GAAP operating expenses as GAAP operating expenses, which exclude stock-based compensation expense; non-GAAP net loss as GAAP net loss, which excludes stock-based compensation expense and non-cash interest expense from liability related to sale of future royalties; and non-GAAP net loss per common share – basic and diluted as GAAP net loss per common share – basic and diluted, which excludes stock-based compensation expense and non-cash interest expense from liability related to sale of future royalties. The Company has excluded the impact of stock-based compensation expense, which may fluctuate from period to period based on factors including the variability associated with performance-based grants for stock options and restricted stock units and changes in the Company’s stock price, which impacts the fair value of these awards. The Company has excluded the impact of accreted non-cash interest expense from liability related to sale of future royalties as it may be calculated differently from, and therefore may not be comparable to, peer companies who also provide non-GAAP disclosures. The Company has excluded the impact of stock-based compensation expense and non-cash interest expense from liability related to sale of future royalties because the Company believes its impact makes it difficult to compare its results to prior periods and anticipated future periods.

Because management believes certain items, such as stock-based compensation expense and non-cash interest expense from liability related to sales of future royalties, can distort the trends associated with the Company’s ongoing performance, the following measures are often provided, excluding special items, and utilized by the Company’s management, analysts, and investors to enhance consistency and comparability of year-over-year results, as well as to industry trends, and to provide a basis for evaluating operating results in future periods: non-GAAP net loss; non-GAAP net loss per common share – basic and diluted; non-GAAP R&D expenses; non-GAAP G&A expenses; and non-GAAP operating expenses.

The Company believes the presentation of these non-GAAP financial measures provides useful information to management and investors regarding the Company’s financial condition and results of operations. When GAAP financial measures are viewed in conjunction with these non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating performance, allocating resources, and planning and forecasting future periods. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between these non-GAAP measures and the most directly comparable GAAP measures is provided later in this press release.

Conference Call Information

Reata’s management will host a conference call on May 10, 2022, at 8:30 am ET. The conference call will be accessible by dialing (844) 200-6205 (toll-free domestic) or (929) 526-1599 (international) using the access code 488160.The webcast link is https://services.choruscall.com/mediaframe/webcast.html?webcastid=MTgDXzgf.

First quarter 2022 financial results to be discussed during the call will be included in an earnings press release that will be available on the Company’s website shortly before the call at https://www.reatapharma.com/investors/ and will be available for 12 months after the call. The audio recording and webcast of the conference call will be accessible for at least 90 days after the event at https://www.reatapharma.com/investors/.

About Reata

Reata is a clinical-stage biopharmaceutical company that develops novel therapeutics for patients with serious or life- threatening diseases by targeting molecular pathways involved in the regulation of cellular metabolism and inflammation. Reata’s two most advanced clinical candidates, omaveloxolone and bardoxolone, target the important transcription factor Nrf2 that promotes the resolution of inflammation by restoring mitochondrial function, reducing oxidative stress, and inhibiting pro-inflammatory signaling. Omaveloxolone and bardoxolone are investigational drugs, and their safety and efficacy have not been established by any agency.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding the success, cost and timing of our product development activities and clinical trials, our plans to research, develop, and commercialize our product candidates, our plans to submit regulatory filings, and our ability to obtain and retain regulatory approval of our product candidates. You can identify forward-looking statements because they contain words such as “believes,” “will,” “may,” “aims,” “plans,” “model,” and “expects.” Forward-looking statements are based on Reata’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, (i) the timing, costs, conduct, and outcome of our clinical trials and future preclinical studies and clinical trials, including the timing of the initiation and availability of data from such trials; (ii) the timing and likelihood of regulatory filings and approvals for our product candidates; (iii) whether regulatory authorities determine that additional trials or data are necessary in order to obtain approval; (iv) the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and the market opportunities for our product candidates; and (v) other factors set forth in Reata’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, under the caption “Risk Factors.” The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

Contact:

Reata Pharmaceuticals, Inc.

(972) 865-2219

https://www.reatapharma.com/

Investor Relations & Media Relations:

John Hunter ir@reatapharma.com

Wendy Segal media@reatapharma.com

https://www.reatapharma.com/contact-us/

	Three Months Ended
	March 31
	2022	2021
Consolidated Statements of Operations	(unaudited)
	(in thousands, except share and per share data)
Collaboration revenue
License and milestone	$893	$795
Other revenue	21	149
Total collaboration revenue	914	944
Expenses
Research and development	39,804	34,880
General and administrative	24,841	20,704
Depreciation	308	274
Total expenses	64,953	55,858
Other income (expense), net	(9,772)	(12,556)
Loss before taxes on income	(73,811)	(67,470)
Benefit from (provision for) taxes on income	(31)	15
Net loss	$(73,842)	$(67,455)
Net loss per share—basic and diluted	$(2.03)	$(1.86)
Weighted-average number of common shares used in net loss per share basic and diluted	36,412,621	36,203,631

	As of	As of
	March 31, 2022	December 31, 2021
	(in thousands)

Condensed Consolidated Balance Sheet Data
Cash and cash equivalents	$531,979	$590,258
Working capital	493,716	542,481
Operating lease right-of-use assets	131,178	126,777
Total assets	679,868	735,016
Liability related to sale of future royalties, net	372,013	362,142
Operating lease liabilities	141,587	136,033
Deferred revenue	755	1,648
Accumulated deficit	(1,329,473)	(1,255,631)
Total stockholders’ equity	$127,785	$185,989

Reconciliation of GAAP to Non-GAAP Financial Measures

The following table presents reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures (in thousands, except for per share data):

	Three Months Ended
	March 31
	2022	2021
Reconciliation of GAAP to Non-GAAP Research and development:	(unaudited)
GAAP Research and development	$39,804	$34,880
Less: Stock-based compensation expense	(7,606)	(6,808)
Non-GAAP Research and development	$32,198	$28,072

Reconciliation of GAAP to Non-GAAP General and administrative:
GAAP General and administrative	$24,841	$20,704
Less: Stock-based compensation expense	(7,838)	(7,871)
Non-GAAP General and administrative	$17,003	$12,833

Reconciliation of GAAP to Non-GAAP Operating expenses:
GAAP Operating expense	$64,953	$55,858
Less: Stock-based compensation expense	(15,444)	(14,679)
Non-GAAP Operating expense	$49,509	$41,179

Reconciliation of GAAP to Non-GAAP Net loss:
GAAP Net loss	$(73,842)	$(67,455)
Add: Stock-based compensation expense	15,444	14,679
Add: Non-cash interest expense from liability related to sale of future royalties	9,871	10,925
Non-GAAP Net loss	$(48,527)	$(41,851)
Reconciliation of GAAP to Non-GAAP Net loss per common share- basic and diluted:
GAAP Net loss per common share-basic and diluted	$(2.03)	$(1.86)
Add: Stock-based compensation expense	0.42	0.41
Add: Non-cash interest expense from liability related to sale of future royalties	0.28	0.29
Non-GAAP Net loss per common share-basic and diluted	$(1.33)	$(1.16)

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Reconciliation of GAAP to Non-GAAP Operating expenses	(unaudited)
GAAP Operating expenses	$64,953	$72,503	$65,486	$62,351
Less: Stock-based compensation expense	(15,444)	(15,226)	(13,657)	(13,244)
Non - GAAP Operating expenses	$49,509	$57,277	$51,829	$49,107

Reconciliation of GAAP to Non-GAAP Net loss
GAAP Net loss	$(73,842)	$(85,385)	$(71,846)	$(72,700)
Add: Stock-based compensation expense	15,444	15,226	13,657	13,244
Add: Non-cash interest expense from liability related to sale of future royalties	9,871	12,376	11,958	11,429
Non-GAAP Net loss	$(66,866)	$(57,783)	$(46,231)	$(48,027)